Exhibit 10.1


         THIS PROMISSORY NOTE AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.


                           CONVERTIBLE PROMISSORY NOTE


Principal Amount: US$500,000                            Dated: February 15, 2005


         FOR VALUE RECEIVED, HomeNet Corporation, a Delaware corporation ("Company"), promises to pay to the order of Murray Richards ("Lender"), in accordance with the terms hereof, the principal sum of Five Hundred Thousand and no/100 U.S. Dollars (US $500,000.00), together with interest thereon as set forth herein.

         The principal amount of this Note shall bear interest from the date hereof at a per annum variable rate, adjusted quarterly ("Interest Rate"), equal to the Prime Rate plus one percentage point (prime + 1%). As used herein, "Prime Rate" shall mean the per annum prime rate of interest published from time to time by the Wall Street Journal. If at any time the Wall Street Journal ceases to publish such a prime interest rate, there shall be substituted therefor the per annum prime rate publicly announced from time to time by Bank of America or its successor.

1. Payments.

         1.1 Unless converted or accelerated pursuant to the terms of this Note, principal and interest hereunder shall be due and payable to Lender 90 days from the date hereof ("Maturity Date"). All payments of principal and/or interest under this Note will be made in lawful money of the United States in immediately available funds or the equivalent at such address as Lender may designate in writing.

         1.2 The Company may not prepay this Note in full at any time. All payments made hereunder shall be in lawful money of the United States and shall be applied first to Lender's collection costs and attorneys fees, if any, second to accrued but unpaid interest, and then to reduce the principal balance owing on this Note. The acceptance by Lender of any payment under this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any remedy of Lender, at that time or at any subsequent time.

         1.3 Notwithstanding anything herein to the contrary, in no event shall the interest paid hereunder exceed the maximum amount permissible under applicable law. If interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and in the event that Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to the Company.

         1.4 This Note is unsecured.

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2. Conversion Rights.

         2.1 Optional Conversion. At any time prior to or following the Maturity Date, the entire unpaid principal balance and all accrued and unpaid interest may be converted, at Lender's election, into fully paid and nonassessable shares of Common Stock as provided herein. Lender shall give written notice to Company that Lender elects to convert the Note, which conversion shall be effective twenty (20) days after Company's receipt of such notice ("Effective Date"). Upon the Effective Date, the Company shall promptly issue and deliver to Lender a certificate or certificates for the number of shares of Common Stock to which Lender is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the Effective Date, and the Lender shall be treated for all purposes as the record holder of such shares of Common Stock on the Effective Date.

         2.2 Procedure Upon Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Lender would otherwise be entitled, the Company shall pay cash equal to (a) such fraction, multiplied by (b) $1.50. The Company shall, as soon as practicable after the delivery of Lender's notice of conversion, issue and deliver at such office to the Lender, a certificate for the number of shares of Common Stock to which the Lender is entitled and a check payable to the Lender for any cash due with respect to fractional shares.

         2.3 Conversion Rate. This Note shall be convertible in accordance with this Section 2 into such number of fully paid and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (a) the aggregate outstanding principal and accrued and unpaid interest due on the Effective Date, by (b) $1.50.

3. Non-Waiver. The failure of Lender to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by Lender, and no delays or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

4. Collection Fees. If this Note is placed in the hands of an attorney for collection, the Company shall pay all of the unpaid principal and interest as well as all reasonable counsel and expert fees and expenses incurred by Lender. Lender shall also be entitled to the recovery of any counsel and expert fees and expenses incurred by Lender in any bankruptcy proceeding of Company, whether to protect Lender's interest, or in an effort to pursue or defend any claims, motions or other matters arising in such proceedings.

5. Default. The following shall constitute a default under this Note:

         5.1 Failure of the Company to make any payments when due of principal, interest or costs, expenses or charges required under this Note or any other promissory note made by Company to the order of Lender;

         5.2 Company's breach of or failure to comply with any representation, covenant or condition contained in this Note, or any other obligation of Company in favor of Lender;

         5.3 The execution by the Company of a general assignment for the benefit of creditors; the filing by or against the Company of any petition in bankruptcy or any petition for relief under the provisions of the Federal Bankruptcy Act, as amended, or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of twenty (20) days or more; the appointment of a receiver or trustee to take possession of any property or assets of the Company; the attachment of or execution against any property or assets of the Company, which remains unstayed for a period of twenty (20) days; or

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         5.4 Consummation by the Company of a Corporate Event. The term
"Corporate Event" shall mean the liquidation, dissolution or winding up of the Company, including but not limited to a share exchange or merger of the Company (except (i) a merger into or with a wholly owned subsidiary of the Company with requisite shareholder approval or (ii) a merger in which the beneficial owners of the Company's outstanding capital stock immediately prior to such transaction hold no less than 51% of the voting power in the resulting entity) or a sale of all or substantially all of the assets of the Company.

6. Remedies Upon Default. Upon the occurrence of a default under this Note, the entire principal balance of this Note and all interest and other costs, expenses and charges thereon automatically shall immediately become due and payable without notice or demand. This right shall be in addition to, and not in limitation of, any and all other rights and remedies available to Lender at law or in equity.

7. Certain Representations. The Company represents and warrants as follows:

         7.1 As of the date of this Note, the fully diluted capital of the Company is 14,809,467 shares of Common Stock, assuming exercise of the option pool and all outstanding convertible securities, rights, options and warrants, and further assuming that the Stonebridge convertible debt will convert into shares of Common Stock at a rate of $.50 per share. There are no shares of Preferred Stock designated, issued or outstanding.

         7.2 All public filings made by the Company under the Securities Exchange Act of 1934, as amended, are accurate and complete in all material respects, subject to the Company's filing of a Form 8-K covering issues previously disclosed to Lender.

8. Waiver. The Company hereby waives presentment, protest, notice of protest, notice of nonpayment, notice of dishonor and any and all other notices or demands relative to this Note and benefit of any statute of limitations with respect to any action to enforce this Note.

9. Amendment. The terms and conditions of this Note shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by a written instrument, duly executed by Lender and the Company.

10. Binding Effect. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Lender, its successors, endorsees and assigns, except that the Company may not assign or transfer any of its rights or obligations hereunder without Lender's prior written consent, which may be withheld in Lender's sole discretion.

11. Invalidity. Any provision of this Note which may be determined by a court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Washington (without regard to principles of conflicts of laws). All suits and claims shall be made only in state or federal courts located in Washington.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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                [Signature Page to Convertible Promissory Note.]

EXECUTED as of the day and year first above written.


HOMENET CORPORATION

By: /s/ Mike Devine
---------------------
Name: Mike Devine
Title: CFO